UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 18, 2016
FIVE9, INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-36383	94-3394123
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

Bishop Ranch 8
4000 Executive Parkway, Suite 400
San Ramon, California 94583
(Address of principal executive offices and Zip Code)
Registrant’s telephone number, including area code: (925) 201-2000
Not Applicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On February 18, 2016, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of Five9, Inc. (the “Company”) approved performance targets for the year ending December 31, 2016 that will be used to determine the amount of cash bonus awards that may be earned, on a quarterly basis, by the Company’s Section 16 officers pursuant to the Company’s 2016 bonus program (the “2016 Bonus Program”).
Funding of the 2016 Bonus Program will be based upon the Company’s financial performance and each officer’s individual performance for each quarter in the year ending December 31, 2016, using a weighting of 75% for Company financial performance and 25% for individual performance for each executive officer other than the Chief Executive Officer and EVP, Sales & Business Development. The Chief Executive Officer’s bonus will be funded 100% based upon Company financial performance. The EVP, Sales & Business Development’s bonus will be funded 60% based on sales commissions and 40% based on Company financial performance. Financial performance will be based upon the Company’s achievement of predetermined revenue and adjusted EBITDA targets using a weighting of 80% for performance achieved against the revenue target and 20% for performance achieved against the adjusted EBITDA target. Achievement below 90% of the revenue target, or $400,000 below the adjusted EBITDA target, would result in no cash payout with respect to such target. Achievement up to 125% of the revenue target would result in increasing payouts up to a maximum payout of 150% of the portion of the target bonus allocated to the revenue target. Achievement up to $1,600,000 over the adjusted EBITDA target would result in increasing payouts up to a maximum payout of 180% of the portion of the target bonus allocated to the adjusted EBITDA target. In the event that the Company’s actual adjusted EBITDA is more than $400,000 below the adjusted EBITDA target, the maximum cash payout for achieving the revenue target will be 100% of the revenue target bonus.
Below are the annual target bonus levels under the 2016 Bonus Program for the Company’s listed Section 16 officers:

Name	Annual Target Bonus (USD)	Annual Target Bonus as a Percentage of Base Salary
Michael Burkland	$320,000	60%
Barry Zwarenstein	$147,000	40%
Daniel Burkland	$247,000	78%
Scott Welch	$164,000	50%
Gaurav Passi	$140,000	50%
Michael Crane	$140,000	50%

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIVE9, INC.
Date: February 24, 2016	By:	/s/ Barry Zwarenstein
Barry Zwarenstein
Chief Financial Officer